                                                                      EXHIBIT 11

                           EL PASO ELECTRIC COMPANY
                       COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT FOR SHARE DATA)




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
                                                                                THREE MONTHS ENDED MARCH 31,
                                                                                -----------------------------
                                                                                    1998            1997
                                                                                ------------     ------------
NET INCOME APPLICABLE TO COMMON STOCK:
    Income before extraordinary loss on
      repurchases of debt                                                       $      6,992     $      2,443
    Extraordinary loss on repurchases of debt,
      net of federal income tax benefit                                                 --             (2,244)
                                                                                ------------     ------------
         Net income applicable to common stock                                  $      6,992     $        199
                                                                                ============     ============

BASIC EARNINGS PER COMMON SHARE:
    Weighted average number of common
      shares outstanding                                                          60,164,142       60,113,585
                                                                                ============     ============

    Net income per common share:
      Income before extraordinary loss on
         repurchases of debt                                                    $      0.116     $      0.040
      Extraordinary loss on repurchases of debt,
         net of federal income tax benefit                                              --             (0.037)
                                                                                ------------     ------------
           Net income                                                           $      0.116     $      0.003
                                                                                ============     ============

DILUTED EARNINGS PER COMMON SHARE:
    Weighted average number of common
      shares outstanding                                                          60,164,142       60,113,585
                                                                                ------------     ------------
    Effect of dilutive potential common stock options based on the treasury stock method using average market price:
         Quarter ended March 31                                                      262,998          220,087
         Quarter ended June 30                                                          --               --
         Quarter ended September 30                                                     --               --
         Quarter ended December 31                                                      --               --
    Effect of dilutive potential restricted common stock
      based on the treasury stock method using
      average market price:
         Quarter ended March 31                                                       16,434           16,596
         Quarter ended June 30                                                          --               --
         Quarter ended September 30                                                     --               --
         Quarter ended December 31                                                      --               --
                                                                                ------------     ------------
                                                                                     279,432          236,683
         Divided by number of quarters                                                     1                1
                                                                                ------------     ------------
           Net effect of dilutive potential common stock                             279,432          236,683
                                                                                ------------     ------------
    Weighted average number of common shares and
      dilutive potential common shares outstanding                                60,443,574       60,350,268
                                                                                ============     ============

    Net income per common share:
      Income before extraordinary loss on
         repurchases of debt                                                    $      0.116     $      0.040
      Extraordinary loss on repurchases of debt,
         net of federal income tax benefit                                              --             (0.037)
                                                                                ------------     ------------
           Net income                                                           $      0.116     $      0.003
                                                                                ============     ============
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

                                                                                TWELVE MONTHS ENDED MARCH 31,
                                                                                -----------------------------
                                                                                    1998             1997
                                                                                ------------     ------------
NET INCOME APPLICABLE TO COMMON STOCK:
    Income before extraordinary loss on
      repurchases of debt                                                       $     45,442     $     33,737
    Extraordinary loss on repurchases of debt,
      net of federal income tax benefit                                                 --             (2,244)
                                                                                ------------     ------------
         Net income applicable to common stock                                  $     45,442     $     31,493
                                                                                ============     ============

BASIC EARNINGS PER COMMON SHARE:
    Weighted average number of common
      shares outstanding                                                          60,140,972       60,086,144
                                                                                ============     ============

    Net income per common share:
      Income before extraordinary loss on
         repurchases of debt                                                    $      0.756     $      0.561
      Extraordinary loss on repurchases of debt,
         net of federal income tax benefit                                              --             (0.037)
                                                                                ------------     ------------
           Net income                                                           $      0.756     $      0.524
                                                                                ============     ============

DILUTED EARNINGS PER COMMON SHARE:
    Weighted average number of common
      shares outstanding                                                          60,140,972       60,086,144
                                                                                ------------     ------------
    Effect of dilutive potential common stock options based on the treasury stock method using average market price:
         Quarter ended March 31                                                      262,998          220,087
         Quarter ended June 30                                                       177,747           14,787
         Quarter ended September 30                                                  134,451           36,147
         Quarter ended December 31                                                   182,844           37,807
    Effect of dilutive potential restricted common stock
      based on the treasury stock method using
      average market price:
         Quarter ended March 31                                                       16,434           16,596
         Quarter ended June 30                                                        20,014           19,808
         Quarter ended September 30                                                   23,717           21,246
         Quarter ended December 31                                                    32,036           21,316
                                                                                ------------     ------------
                                                                                     850,241          387,794
         Divided by number of quarters                                                     4                4
                                                                                ------------     ------------
           Net effect of dilutive potential common stock                             212,560           96,949
                                                                                ------------     ------------
    Weighted average number of common shares and
      dilutive potential common shares outstanding                                60,353,532       60,183,093
                                                                                ============     ============

    Net income per common share:
      Income before extraordinary loss on
         repurchases of debt                                                    $      0.753     $      0.560
      Extraordinary loss on repurchases of debt,
         net of federal income tax benefit                                              --             (0.037)
                                                                                ------------     ------------
           Net income                                                           $      0.753     $      0.523
                                                                                ============     ============
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